Exhibit 10.4

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 30, 2020, between Wize Pharma, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on the signature pages affixed hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof, the Company desires to issue and sell to the Purchasers, and Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, on or about the date hereof, the Company and Cosmos Capital Limited, an Australian company (“Cosmos”), are executing and delivering a Bid Implementation Agreement (as may be amended from time to time, the "BIA"), pursuant to which the Company has agreed to launch a takeover bid for all of the outstanding shares of Cosmos in exchange for the consideration set forth in the BIA; and

WHEREAS, on or about the date hereof, the Company is entering into additional securities purchase agreements, substantially similar to this Agreement, with several other accredited investors (the “Other Purchasers”) for the purchase of additional shares of Common Stock (the “Other Shares”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1 hereof.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, subject to the provisions of Section 2.1.

“Company Debt” means the outstanding salary and bonuses payable and due by the Company or its subsidiaries, as of the applicable measurement date, to N. Danenberg Holdings (2000) Ltd. and/or Mr. Noam Dananberg (together, “Danenberg”) under the Restated Consulting Services Agreement, dated August 20, 2018 and effective as of April 29, 2018 by and among Wize Pharma Ltd. and Danenberg. The total Company Debt (i) as of the date hereof, is not more than $199,000 and (ii) as of the Closing Date, is expected to be not more than $299,000 (giving effect to the completion and consummation of the transactions contemplated by the BIA).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Cosmos Closing Date” means the Closing Date as defined in the BIA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a Bidder MAE (as defined in the BIA), or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PPS” means $0.12.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.2(d) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning ascribed to such term in Section 2.1 hereof.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any tier of the OTC Markets operated by the OTC Markets Group, Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and any other documents executed in connection with the transaction contemplated hereunder, other than, for the sake of clarity, the BIA.

“Transfer Agent” means VStock, the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell, and the Purchasers shall, severally and not jointly, invest and transfer to the Company the respective amounts set forth on the signature pages attached hereto, in cash (the “Purchase Price”), in consideration for the number of shares of Common Stock in the respective amounts set forth on the signature pages attached hereto (the “Shares”), based on dividing the respective Purchase Price of each Purchaser by the PPS. At or prior to the Closing, the Company and the Purchaser shall deliver the other items set forth in Section 2.2, hereof. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, hereof, the Closing shall occur at the offices of the Company or such other location, including through electronic transmission, as the parties shall mutually agree.

2.2 Deliveries.

(a)	The Company shall deliver or cause to be delivered to the Purchaser the Shares purchased by such Purchasers in the amounts set forth on the signature page to this Agreement to the address set forth on the signature page to this Agreement within 5 Business Days of the Closing Date.

(b)	On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the Purchase Price for the aggregate number of Shares to be purchased by such Purchaser as set forth on the signature page to this Agreement by wire of immediately available funds.

(c)	Notwithstanding anything to the contrary hereunder, the Purchaser may pay the Purchase Price, or any part thereof, in lieu of cash, by way of offsetting all or any portion of the Company Debt as of the Closing Date, if it provides written notice to the Company at least two Business Days prior to the anticipated Closing Date at which he expressly identifies the portion of the Purchase Price being paid by way of such Company Debt (such portion, the “Waived Debt”). If Purchaser timely provides such written notice, then, at and subject to the Closing, (i) the Waived Debt shall be deemed to have been fully paid to the Purchaser (and, if applicable, its affiliates) by virtue of the Closing and without any action on the part of Purchaser, the Company or any other person, and (ii) the Waived Debt (less any applicable withholding taxes, if any, that the Company or its subsidiaries are required to deduct from the Waived Debt otherwise payable to Purchaser) shall be deemed to have been fully paid to the Company on account of the Purchase Price by virtue of the Closing and without any action on the part of Purchaser, the Company or any other person.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date)

(ii)	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the item set forth in Section 2.2(b) and/or 2.2(c) hereof.

(b) The obligation of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the Takeover Bid shall have become Unconditional as such terms are defined in, and in accordance with, the BIA; and

(iv)	the delivery by the Company of the items set forth in Section 2.2(a) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a) The Company is a corporation, validly existing and in good standing under the laws of Delaware.

(b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each Transaction Document to which Company is a party has been duly executed by Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (collectively, the “Bankruptcy and Equity Limitations”).

(c) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby party do not and will not conflict with or violate any provision of the Company’s certificate of incorporation or other organizational or charter documents. The Shares, upon issuance in accordance with this Agreement will be duly issued, fully paid, and nonassessable and, effective as of the Cosmos Closing Date, will entitle the holder thereof to receive the CVRs as such term is defined in, and in accordance with, the BIA.

(d) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing filed materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(e) Since the date of the latest audited financial statements included within the SEC Reports, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect,.

(f) The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(h) Based on the consolidated financial condition of the Company as of the date of this Agreement, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. As of the date hereof, the Company has no intention to file for reorganization or liquidation under the bankruptcy.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority. Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser. Each Transaction Document to which Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except for the Bankruptcy and Equity Limitations.

(b) Understandings or Arrangements. The Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser understands that an investment in the Shares involves a high degree of risk, including the risks set forth in the SEC Reports since January 1, 2019. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents and the BIA (including all exhibits and schedules thereto) and the SEC Reports and, without derogating from the representations and warranties of the Company hereunder, has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each Purchaser acknowledges that such Purchaser is aware that as a result of certain other transactions consummated by the Company as well as the transactions contemplated by this Agreement, the exercise price of certain outstanding warrants may be reduced pursuant to the terms of such warrants.

(f) Restricted Securities. The Purchaser understands that the Shares are restricted securities within the meaning of the Securities Act, have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom. The Purchaser agrees to the imprinting, so long as is required by this Section 3.2 (f), of a legend on any of the Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

(g) Private Placement. No Shares were offered or sold to Purchaser by means of any form of general solicitation or general advertising (as such terms are defined in Rule 502 under the Securities Act).

ARTICLE IV.

REGISTRATION RIGHTS

4.1 Demand Registration Rights. Subject to and effective as of the Closing Date, the Company shall use its reasonable commercial efforts to (i) prepare and file with the Commission, promptly following the Closing Date and no later than 60 days thereafter, a Registration Statement on Form S-1 (or, if becomes available, Form S-3), covering the resale of the Shares and Other Shares (“Form S-1” or “Demand Registration”); provided that it shall be a condition precedent to the inclusion of the Shares that Purchaser shall have, within seven (7) Business Days after delivery thereof by Company, completed, executed and delivered a customary questionnaire requesting the inclusion of its Shares and providing the information reasonably requested therein, and (ii) maintain the effectiveness of such Form S-1 for a period of up to one year after becoming effective, subject to customary exceptions for suspension of such effectiveness of not more than 60 days in the aggregate, in case that the Board of the Company determines, in its good faith judgment, that maintaining such effectiveness would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan. Such Form S-1 also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Shares resulting from stock splits, stock dividends or similar transactions with respect to the Shares. Company will pay all expenses associated with such registration, including filing and printing fees, Company’s counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws, and listing fees. In no event shall Company be responsible for any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Shares being sold, or any legal fees or other costs of the Purchaser.

4.2 Rule 415 Limitation. Notwithstanding anything herein to the contrary, the Company shall not be required to register any Shares (i) as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the Commission pursuant to Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (such Shares, the “Cutback Shares”); provided that (A) the number of Cutback Shares shall be allocated pro rata among the Purchaser and the Other Purchasers electing to regiter their Shares in the Form S-1; (B) no Cutback Shares will be so excluded from the Form S-1 unless shares of Common Stock issuable under the BIA are first excluded; and (C) if there are any Cutback Shares, the Company shall use its reasonable commercial efforts to file additional Form S-1 to register those Cutback Shares as soon as practicable (subject to the immediately following clause (ii)), or (ii) if, and only if, (a) the holder thereof may sell such securities freely in the market pursuant to Rule 144 without any limitation thereunder on volume or manner of sale, or (b) such Shares have already been disposed of pursuant to a prior Form S-1.

4.3 Other Limitations. Notwithstanding the foregoing obligations, if the Company furnishes to Purchasers requesting a registration pursuant to this Section 4 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days after the request of the Purchasers is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

4.4 Piggyback Rights.

(a) If the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to an SEC Rule 145 transaction on Form S-4 (or any successor form), Company will: include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Shares, subject to any reductions required due to the SEC’s interpretation of Rule 415 of the Securities Act.

(b) If, in connection with the underwritten public offering by Company the managing underwriter(s) advise Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to Company, Company will include in such registration (i) first, the securities proposed to be sold by Company in such public offering; and (ii) second, the common stock requested to be included in such registration, pro rata among the selling stockholders (whether holders of Shares or other stockholders holding rights to be included in such registration) based on the ratio of the number of shares of common stock that each such selling stockholder has requested that Company include in such registration over the total number of shares of common stock requested to be included in such registration. To receive such benefits, the Purchaser must agree, if requested by the managing underwriter(s) for any such offering, to execute a lock up agreement in connection with any such registration for a period of the date of filing of such registration statement and ending 90 days after effectiveness of said registration statement.

ARTICLE V.

MISCELLANEOUS

5.1 Expenses. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Purchaser other than income and capital gains taxes of the Purchaser that may be incurred in connection with the transactions contemplated hereby.

5.2 Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchasers (including Other Purchasers) holding at least a majority of the aggregate number of Shares (including Other Shares) issued or issuable hereunder; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and/or obligations of any Purchaser(s) relative to the comparable rights and/or obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser(s). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Purchaser nor the Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by operation of law), which consent shall not be unreasonably withheld.

5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 5.6 and 5.17 hereof.

5.15 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.16 Independent Nature of Purchasers. The obligations of each Purchaser under this Agreement or other transaction document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other transaction document. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Purchaser shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in connection with the transactions contemplated hereby.

5.17 Indemnification.

(a) By the Company. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Shares and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee (unless such action is based solely upon any conduct by such Indemnitee which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance), as a result of, or arising out of, or relating to (a) any untrue or alleged untrue statement of a material fact contained in the Demand Registration Statement, any prospectus filed in connection with the Demand Registration Statement or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except to the extent that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Purchaser furnished in writing to the Company by Purchaser expressly for use therein, (b) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (d) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of such Purchaser as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(b) By Purchaser. Each Purchaser shall defend, protect, indemnify and hold harmless the Company and each of its officers, directors, employees, agents and other representatives (collectively, the “Company Indemnitees”), as incurred, from and against any and all Indemnified Liabilities incurred by any Company Indemnitee (unless such action is based solely upon any conduct by such Company Indemnitee which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance), as a result of, or arising out of, or relating to any untrue or alleged untrue statement of a material fact contained in the Demand Registration Statement, any prospectus filed in connection with the Demand Registration Statement or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case, to the extent, and only to the extent, that such untrue statement or omission is contained in any information so furnished by such Purchaser to the Company specifically for inclusion in such Demand Registration Statement or such prospectus; provided, further, however, that the Purchaser shall be liable under this Section 5.17(b) for only that amount of indemnity claim as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares pursuant to such Demand Registration Statement.

5.18 Reverse Split. The Company undertakes to use its reasonable efforts to obtain the requisite stockholder approval for, and effect, a reverse share split of the Common Stock either (i) at the rate of not less than 1:24 or (ii) at a rate that, when multiplying the closing sale price of the Common Stock on the Trading Market on the Trading Day immediately prior to the announcement of the split by such rate, will be equal to not lower than $2.50 per share, no later than 90 days following the Cosmos Closing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first indicated above.

WIZE PHARMA, INC.

By:	/s/ Or Eisenberg
Name:	Or Eisenberg
Title:	CFO

Address for Notice:

24 Hanagar Street,
Hod Hasharon, Israel
4527708
Email: or@wizepharma.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first indicated above.

Noam Danenberg

By:	/s/ Noam Danenberg

3,750,000
Number of Shares of
Common stock being purchased

$450,000
Aggregate Purchase Price

Address for Notice: *

Address for delivery of Shares (if different from address for notice):

Social Security #: n/a